Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES ADDITIONAL DELAY IN FORM 10-K FILING

AND EARNINGS CALL; PROVIDES STATUS UPDATE

REPORTS STRONG PRELIMINARY FOURTH-QUARTER AND FISCAL YEAR 2019 FINANCIAL RESULTS

ADDUS ALSO PROVIDES UPDATE ON COVID-19 PLANNING AND RESPONSE EFFORTS

Frisco, Texas (March 17, 2020) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced that it will delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”) and its conference call previously scheduled for Wednesday, March 18, 2020, regarding its financial results. The Company also reported certain preliminary unaudited financial and operational data for the fourth quarter and full year 2019 and an update on the accounting matters that have caused the delay.

Commenting on the delay and results, Dirk Allison, President and Chief Executive Officer of Addus, stated, “Obviously, we are disappointed that we are unable to file our 2019 Form 10-K today, but we could not convince our prior audit firm that a previously unrecorded adjustment in estimating the collectability of our revenue was appropriate. In total, the adjustment will result in a total revenue reduction (or, for years prior to 2018, expense increase) of approximately $10 million to $12 million, in the aggregate, for periods 2009 to 2018, during which total revenues were in excess of $2 billion. In addition, the adjustment will have no impact on reported cash flow from operations for these years. We believe that this situation resulted from an honest difference of opinion between us, with concurrence from our current auditor, PricewaterhouseCoopers (PwC), on one hand, and our prior audit firm. However, our prior audit firm has informed us that they are unwilling to consent to the inclusion of their opinion on our prior-year audited financial statements if the Company were to make these previously unrecorded adjustments in prior periods rather than in the current period. Without their consent, the Company cannot include those required historical financial statements in our Form 10-K filing. PwC has agreed, subject to completing their customary engagement acceptance and independence procedures, to independently re-audit our financial statements for the years ended December 31, 2017 and 2018, so that we may comply with the financial statements filing requirements of the Form 10-K.”

Allison added, “The accounting review of 2019 results cannot be finalized until re-audited financial statements for 2017 and 2018 are completed. However, I am very pleased with our preliminary unaudited results for the fourth quarter of 2019, which enabled us to achieve record annual revenues for the year and strong earnings. Additionally, the Company’s cash and liquidity remain strong. As of December 31, 2019, the Company had cash of $111.7 million and bank debt of $59.9 million. I look forward to sharing our audited financial results and operating details as soon as possible in connection with filing our Form 10-K, and we will reschedule our fourth quarter and year-end conference call with investors. Looking ahead, we remain confident in our employees and our opportunity to provide quality care to our patients while delivering value to our shareholders.”

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ADUS Provides Financial and Operating Update

March 17, 2020

Estimated Preliminary Unaudited Financial Information for the Year Ended December 31, 2019

Net service revenues increased to $192.4 million for the fourth quarter of 2019. In addition, net income for the quarter increased to $10.7 million, or 5.6% of revenue. Net income per diluted share for the fourth quarter of 2019 increased to $0.68. Adjusted net income per diluted share was $0.73 for the fourth quarter of 2019. The fourth quarter of 2019 included revenue of $4.0 million related to the State of Illinois reimbursement rate increase for non-managed care organization business that was retroactive to July 1, 2019 (See page 5 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.). Adjusted net income per diluted share for the fourth quarter of 2019 excludes the favorable impact of the retroactive Illinois rate increase noted above of $0.12, M&A expenses of $0.08, severance and other non-recurring costs of $0.01 and stock-based compensation expense of $0.08.

For 2019, net service revenues increased to $648.8 million and 2019 net income increased to $25.2 million. Net income per diluted share increased to $1.81 for 2019. Adjusted net income per diluted share increased to $2.50.

Adjusted EBITDA increased to $18.8 million, or 9.8% of revenue, for the fourth quarter of 2019. For 2019, Adjusted EBITDA increased to $58.7 million.

Net cash generated by operating activities was $3.9 million for the fourth quarter of 2019 and $12.0 million for 2019. We expect borrowings under our revolving credit facility to be temporarily unavailable due to our filing delay. As a result, we also expect that our acquisition activity will be delayed during this period.

The Company has not yet completed its finalization of its financial statements for the year ended December 31, 2019, and, accordingly, has not yet received an audit opinion with respect to those financial statements. The Company also has not yet commenced the re-audits of the 2017 and 2018 periods. Therefore, the amounts described above and the periods to which they relate are preliminary, unaudited estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the estimated amounts described above, or that additional adjustments will not be identified, the impact of which may be material.

General

The Company is continuing to assess its control environment and the adjustments to its financial statements and currently expects to disclose an additional material weakness in its internal control over financial reporting as of December 31, 2019, with respect to its estimation of implicit price concessions. The Company has already commenced the redesign of controls related to implicit price concessions as part of its remediation process.

The Company continues to work to finalize these matters and to complete a re-audit of its financial statements for the fiscal years ended December 31, 2018 and 2017, and to assess the impact on the related quarters as soon as practicable. As of the date hereof, taking into account the quantitative considerations set forth above and its overall assessment, the Company currently anticipates that the adjustments and re-audit of prior periods will not result in a material change in its financial statements for 2018 and 2017.

COVID-19 Update

Addus is proactively focused on the health and safety of its customers and patients as well as its caregivers and other employees given the rise in the number of reported COVID-19 cases in the United States. The Company has formed a task force that meets daily, and senior leadership is meeting twice daily to address various facets of the issue and its impact on the Company’s operations. Addus has also been monitoring the recommendations of federal, state and local officials. Based on that guidance, the Company has begun to implement policies with respect to social distancing, health monitoring and care coordination. Allison added, “We are working internally and with regulators and our industry associations to address the unprecedented COVID-19 outbreak. It raises a variety of operational challenges that we are working to

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ADUS Provides Financial and Operating Update

March 17, 2020

identify and address, from the impact of school closures on caregivers to working with vendors on our supply of protective equipment and beyond. We believe COVID-19 could have an effect on our financial results and operations, but we aren’t able to assess the potential impact at this time. As always, we remain focused on the health, safety and well-being of our employees and the people we serve.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, write off of debt issuance costs, interest income and retroactive rate increases from the State of Illinois and gain on sale of ADS. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, interest income and retroactive rate increases from the State of Illinois and gain on sale of ADS. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2019, which are available at www.sec.gov. In addition, since December 2019, an outbreak of COVID-19, a new strain of coronavirus, has resulted in travel disruption and affected business operations across the world. At this point, the extent to which this coronavirus and the impact of social, government or Company responses to it may impact our results is uncertain. Accordingly, this outbreak could have a material adverse effect on our financial condition and results of operations. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.

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ADUS Provides Financial and Operating Update

March 17, 2020

Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 42,000 consumers through 184 locations across 26 states. For more information, please visit www.addus.com.

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ADUS Provides Financial and Operating Update

March 17, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Preliminary and Unaudited)

	For the Three Months Ended Dec. 31, 2019	For the Twelve Months Ended Dec. 31, 2019
Personal Care
States served at period end	—	24
Locations served at period end	—	152
Average billable census - same store	37,980	37,892
Average billable census - acquisitions (1)	1,199	1,296
Average billable census total	39,179	39,188
Billable hours (in thousands)	7,814	29,732
Average billable hours per census per month	66.0	62.7
Billable hours per business day	118,393	113,915
Revenues per billable hour (2)	$20.10	$19.50
Organic growth
Revenue (2)	10.9%	8.5%

Hospice
Locations served at period end	—	35
Admissions	1,547	3,095
Average daily census	1,841	1,783
Average discharge length of stay	92.6	106.8
Patient days	170,336	349,866
Revenue per patient day (2)	$154.83	$153.20
Organic growth
Revenue (2)	25.7%	—%
Average daily census	22.7%	—%

Home Health
Locations served at period end	—	11
New Admissions	1,022	3,347
Recertifications	709	2,658
Total Volume	1,731	6,005
Visits	33,675	108,863
Organic growth
Revenue (2)	12.9%	—%
New admissions	0.4%	—%
Percentage of Revenues by Payor (2):
Personal Care
State, local and other governmental programs	50.8%	52.2%
Managed care organizations	43.0	41.3
Private duty	3.6	3.7
Commercial	1.6	1.6
Other	1.0%	1.2%

Hospice
Medicare	92.6%	92.6%
Managed care organizations	5.1	5.2
Other	2.3%	2.2%

Home Health
Medicare	74.4%	77.6%
Managed care organizations	24.3	20.3
Other	1.3%	2.1%

(1)	The average billable census for the three and twelve months ended December 31, 2019, respectively, was prorated for the date of the acquisition.
(2)	Operating data that includes financial information is preliminary and subject to finalization of audits.

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ADUS Provides Financial and Operating Update

March 17, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Preliminary and Unaudited)

	For the Three Months Ended Dec. 31, 2019	For the Twelve Months Ended Dec. 31, 2019
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$10,735	$25,237
Less: Loss from discontinued operations, net of tax	0	574

Net income from continuing operations	10,735	25,811
Interest expense, net	591	2,233
Interest income from Illinois	(77)	(651)
Impact of retroactive Illinois rate increase	(2,485)	—
Secondary offering costs	—	127
Income tax expense	3,280	7,359
Depreciation and amortization	3,210	10,574
M&A expenses	1,593	4,775
Stock-based compensation expense	1,581	5,766
Severance and other non-recurring costs	339	2,703

Adjusted EBITDA	$18,767	$58,697

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$10,736	$25,237
Loss from discontinued operations, net of tax	—	574
Interest income from Illinois, net of tax	(59)	(507)
Impact of retroactive Illinois rate increase, net of tax	(1,903)	—
M&A expenses, net of tax	1,220	3,715
Stock-based compensation expense, net of tax	1,210	4,489
Severance and other non-recurring costs, net of tax	260	2,202

Adjusted net income	$11,463	$35,710

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.68	$1.81
Interest income from Illinois per diluted share	—	(0.03)
Impact of retroactive Illinois rate increase per diluted share	(0.12)	—
M&A expenses per diluted share	0.08	0.26
Stock-based compensation expense per diluted share	0.08	0.32
Severance and other non-recurring costs per diluted share	0.01	0.14
Adjusted net income per diluted share	$0.73	$2.50
Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$192,377	$648,791
Revenues associated with the closure of certain sites	—	—
Adjusted net service revenues	$192,377	$648,791

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(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, interest income and retroactive rate increases from the State of Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income and retroactive rate increases from the State of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other non-recurring costs. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income and retroactive rate increases from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other non-recurring costs. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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